Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITORS’ REPORT

MARYLAND BANKCORP, INC.
AND SUBSIDIARY

DECEMBER 31, 2010 AND 2009

Maryland Bankcorp, Inc. and Subsidiary

TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITORS' REPORT	5

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	6

CONSOLIDATED STATEMENTS OF OPERATIONS	7

CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY	8

CONSOLIDATED STATEMENTS OF CASH FLOWS	9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	10

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors
Maryland Bankcorp, Inc.

We have audited the accompanying consolidated balance sheets of Maryland Bankcorp, Inc. and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Maryland Bankcorp, Inc.’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maryland Bankcorp, Inc. and Subsidiary at December 31, 2010 and 2009, and the results of their operations, their changes in stockholders’ equity and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Bank will continue as a going concern.  As discussed in note 20 to the financial statements, the Bank has not met its minimum capital ratios due to its deteriorating loan portfolio and poor economic conditions.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are described in note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Baltimore, Maryland
May 6, 2011

www.reznickgroup.com

Maryland Bankcorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

ASSETS
	2010	2009
Cash and cash equivalents
Cash and due from banks	$7,586,916	$8,572,465
Federal funds sold	7,711,903	2,910,000
Total cash and cash equivalents	15,298,819	11,482,465
Interest-bearing deposits with banks	22,518,687	10,009,722
Investment securities available for sale	71,531,233	77,550,787
Federal Home Loan Bank stock, at cost	555,600	555,600
Federal Reserve Bank and other stock, at cost	767,639	677,939
Loans, net of allowance for loan losses of $6,925,590 and $6,191,001, respectively	210,116,844	226,203,937
Accrued interest receivable	1,219,049	1,461,226
Bank premises and equipment, net	3,510,967	3,786,332
Other real estate owned	5,042,730	1,938,715
Deferred tax asset		3,851,189
Other assets	12,302,701	14,238,573
Total assets	$342,864,269	$351,756,485
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$293,157,550	$299,756,234
Other short-term borrowings	19,373,975	15,056,327
Line of credit	3,318,295	3,167,500
Due to affiliate	2,000,000	2,000,000
Accrued expenses and other liabilities	1,775,357	1,956,325
Deferred compensation and supplemental benefits	3,798,370	3,437,150
Capital lease obligations	11,471	55,091
Deferred income	202,622	231,350
Total liabilities	323,637,640	325,659,977
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value per share, 5,000,000 shares authorized as of
December 31, 2010 and 2009, and 0 shares outstanding as of
December 31, 2010 and 2009
Common stock, $.01 par value per share, 10,000,000 shares authorized; authorized; 646,626 shares issued and outstanding as of
December 31, 2010 and 2009	6,466	6,466
Additional paid-in capital	20,845,536	20,845,536
Retained earnings (deficit)	(263,809)	5,618,726
Accumulated other comprehensive loss	(1,361,564)	(374,220)
Total stockholders' equity	19,226,629	26,096,508
Total liabilities and stockholders' equity	$342,864,269	$351,756,485

See notes to consolidated financial statements

Maryland Bankcorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2010 and 2009

	2010	2009
INTEREST INCOME
Interest and fees on loans	$13,937,710	$13,882,947
Interest on investment securities	2,260,041	2,602,343
Interest on interest bearing deposits	33,220	17,538
Interest on federal funds sold	21,944	35,504
Total interest income	16,252,915	16,538,332
INTEREST EXPENSE
Interest on deposits	3,214,467	4,781,040
Interest on demand notes	373,439	231,455
Interest on federal funds purchased	77	637
Interest on capital leases	4,811	10,298
Total interest expense	3,592,794	5,023,430
Net interest income	12,660,121	11,514,902
Provision for loan losses	3,939,187	5,669,565
Net interest income after provision for loan losses	8,720,934	5,845,337
OTHER OPERATING INCOME
Service charges	1,450,298	1,541,142
Fees, commissions and miscellaneous	135,561	195,089
Gain on sale or call of investment securities	1,001,746	550,833
Total other operating income	2,587,605	2,287,064
OTHER OPERATING EXPENSES
Salaries and employee benefits	6,767,747	7,004,734
Occupancy and equipment expenses	1,827,885	1,832,534
Other expenses	4,231,440	4,150,875
Loss on other real estate owned	1,292,602	140,271
Total other operating expense	14,119,674	13,128,414
Loss before income taxes	(2,811,135)	(4,996,013)
Income tax expense (benefit)	3,071,400	(1,164,236)
Net loss	$(5,882,535)	$(3,831,777)
Basic and diluted earnings per share of common stock	(9.10)	$(5.93)

See notes to consolidated financial statements

Maryland Bankcorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended December 31, 2010 and 2009

	Preferred Stock		Common Stock		Additional paid-in	Retained	Comprehen- sive income	Accumulated other comprehen- sive income
	Shares	Amount	Shares	Amount	Capital	earnings	(loss)	(loss)	Total
Balance, December 31, 2008	-	$-	646,626	$6,466	$20,845,536	$9,450,503		$(1,044,605)	$29,257,900
Comprehensive income (loss)
Net income	-	-	-	-	-	(3,831,777)	$(3,831,777)	-	(3,831,777)
Other comprehensive income, net of tax
Pension plan adjustment	-	-	-	-	-	-	598,127	-	-
Change in unrealized gain on securities, net of tax	-	-	-	-	-	-	72,258	670,385	670,385
Total comprehensive loss	-	-	-	-	-	-	$(3,161,392)	-	-
Balance, December 31, 2009	-	-	646,626	6,466	20,845,536	5,618,726		(374,220)	26,096,508
Comprehensive income (loss)
Net loss	-	-	-	-	-	(5,882,535)	$(5,882,535)	-	(5,882,535)
Other comprehensive income, net of tax
Pension plan adjustment							(175,655)
Change in unrealized gain on securities, net of tax	-	-	-	-	-	-	(811,689)	(987,344)	(987,344)
Total comprehensive loss	-	-	-	-	-	-	(6,869,879)	-	-
Balance, December 31, 2010	-	-	646,626	$6,466	$20,845,536	$(263,809)		$(1,361,564)	$19,226,629

See notes to consolidated financial statements

Maryland Bankcorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Interest received	$16,495,092	$16,496,055
Other operating income received	3,073,808	1,851,303
Interest paid	(3,675,208)	(5,052,913)
Cash paid to suppliers and employees	(10,830,685)	(16,542,700)
Income taxes refund received (paid)	219,725	(275,646)
Net cash provided by (used in) operating activities	5,282,732	(3,523,901)
Cash flows from investing activities
Proceeds from maturities of investment securities held to maturity	-	200,000
Proceeds from sales, calls and maturities of investment securities available for sale	48,378,863	42,780,629
Purchase of investment securities available for sale	(42,973,153)	(57,871,929)
Proceeds from sale of other real estate owned	1,622,154	1,651,490
Net change in loans	6,396,871	(21,161,064)
Net change in interest bearing deposits	(12,508,965)	(5,712,188)
Capital expenditures	(208,287)	(854,570)
Net provided by (used in) in investing activities	707,483	(40,967,632)
Cash flows from financing activities
Net (decrease) increase in deposits	(6,598,684)	38,590,747
Increase in short-term borrowings	4,317,648	6,458,090
Proceeds from line of credit and note payable	150,795	3,167,500
Federal funds sold	-	(1,767,000)
Repayment of capital lease obligations	(43,620)	(38,134)
Net cash (used in) provided by financing activities	(2,173,861)	46,411,203
NET INCREASE IN CASH
AND CASH EQUIVALENTS	3,816,354	1,919,670
Cash and cash equivalents, beginning of year	11,482,465	9,562,795
Cash and cash equivalents, end of year	$15,298,819	$11,482,465
Supplementary schedule of noncash investing activities
Loans transferred to other real estate owned	$5,367,628	$212,398

See notes to consolidated financial statements

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010 and 2009

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Maryland Bankcorp, Inc. (the Holding Company), was organized on September 28, 2001 at the direction of the Board of Directors of Maryland Bank & Trust Company, N.A. (the Bank) to acquire the stock of the Bank and to engage in such other business activities permitted by law for bank holding companies.  On September 28, 2001, after Board of Directors, shareholder and regulatory approval, each outstanding share of Bank common stock was exchanged for one share of Holding Company common stock.  As a result of the exchange of shares, the shareholders of the Bank became shareholders of the Holding Company and the Holding Company became the sole shareholder of the Bank.

The Bank was originally incorporated in 1959 under the laws of the State of Maryland, and effective August 1, 1997, became a national bank.  The Bank provides a full range of banking services to individual and corporate customers primarily in Southern Maryland.  The Bank is subject to competition from other financial institutions and is subject to the regulations of certain Federal and State agencies.

As of March 31, 2006, the Holding Company operates as a bank holding company under section 4(c)8 of the Bank Holding Company Act and section 225.83 of Regulation Y.

On September 1, 2010, the Holding Company entered into a definitive merger agreement, as amended on September 30, 2010 (the Merger Agreement), with Old Line Bancshares, the holding company for Old Line Bank, pursuant to which the Holding Company will merge with and into Old Line Bancshares (the Merger), with Old Line Bancshares being the surviving corporation.  The Merger Agreement also provides that upon the consummation of the merger, the Bank will merge with and into Old Line Bank, with Old Line Bank as the surviving institution (the Bank Merger).  At the effective time of the Merger, the board of directors of Old Line Bancshares will be increased by two (2) directors and two (2) of the current directors of the Holding Company selected by the board of directors of the Holding Company, with the approval of Old Line Bancshares’ board of directors, will be added to the board of directors of Old Line Bancshares and Old Line Bank.

Under the terms of the Merger Agreement, stockholders of the Holding Company will receive stock of Old Line Bancshares or cash (subject to the proration) for each of their shares of the Holding Company with a value generally equal to the aggregate consideration to be paid in the merger ($20,000,000, subject to adjustment) divided by the number of outstanding shares of common stock of the Holding Company.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

On March 16, 2011, the Federal Reserve Bank of Richmond, acting under authority delegated by the Board of Governors of the Federal Reserve System and having considered the relevant statutory factors, approved the application by Old Line Bancshares, Inc., Bowie, Maryland, to acquire the Holding Company.

On April 1, 2011, Old Line Bancshares, Inc. the parent company of Old Line Bank, announced the completion of its acquisition of the Holding Company, the parent company of the Bank.

Basis of Presentation

The financial statements are presented on a consolidated basis.  All material intercompany transactions and balances have been eliminated in the consolidation.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated balance sheet and reported income and expenses for the reporting period.  The Parent only financial statements of the Holding Company accounts for its investment in the Bank using the equity method of accounting. (See note 19)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to prior period balances to conform to current year presentation.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Concentration of Credit Risk

The Bank’s primary market areas are St. Mary’s, Calvert, Charles, and Prince George’s Counties.  At December 31, 2010, the majority of the total loan portfolio was to borrowers within this region.  Interest bearing deposits in banks are held in several financial institutions.  Deposits are likewise largely obtained from customers in those counties.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from banks and federal funds sold.  Generally, federal funds are purchased and sold for one-day periods.

Off-Balance Sheet Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit.  Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Investment Securities

All of the Bank’s investment securities are classified as available for sale.

Investment securities classified as available for sale are those debt and equity securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity.  Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.  Investment securities available for sale are carried at fair value.  Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related tax effect, on the consolidated statements of change in stockholders’ equity.  Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.  Reclassification adjustments are recorded when the Bank realizes a gain or loss on the sale or a call of investment securities that had previously recognized an unrealized gain or loss as increases or decreases in stockholders’ equity, net of the related tax effect.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The cost basis of individual securities is written down through a charge to earnings when declines in value below amortized cost are considered to be other than temporary.  In cases where fair value is less than amortized cost and the Bank intends to sell a debt security, it is more likely than not to be required to sell a debt security before recovery of its amortized cost basis, or if the Bank does not expect to recover the entire amortized cost basis of a debt security, an other-than-temporary impairment is considered to have occurred. If the Bank intends to sell the debt security or more likely than not will be required to sell the security before recovery of its amortized cost basis, the other-than-temporary impairment is recognized in earnings equal to the entire difference between the debt security’s amortized cost basis and its fair value at the balance sheet date. If the Bank does not expect to recover the entire amortized cost basis of the security, the Bank does not intend to sell the security and it is not more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis, the other-than-temporary impairment is separated into (a) the amount representing the credit loss and (b) the amount related to all other factors. The amount of the other-than-temporary impairment related to the credit loss is recognized in earnings while the amount related to other factors is recognized in other comprehensive income, net of applicable taxes. Subsequently, the Bank accounts for the other-than-temporarily impaired debt security as if the security had been purchased on the measurement date of the other-than-temporary impairment at an amortized cost basis equal to the previous amortized cost basis less the other-than-temporary impairment recognized in earnings. The cost basis of individual equity securities is written down to estimated fair value through a charge to earnings when declines in value below cost are considered to be other than temporary.

Loans

Loans are stated at their outstanding unpaid principal balances, net of participations sold, deferred fees and costs and the allowance for loan losses.

Interest income on loans is accrued over the term of the loans based on the principal amounts outstanding.

The Bank generally places loans on non-accrual when any portion of the principal and interest is ninety days past-due and collateral is insufficient to discharge the debt in full.  Interest accrual may also be discontinued earlier if, in management’s opinion, collection is unlikely.  All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income.  Interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying to return to accrual status.  Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Loans are considered impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms.  Loans are considered impaired once principal and interest payments are past due and they are place on non-accrual status.  Management also considers the financial condition of the borrower, cash flows of the loan, and the value of the related collateral.  Generally, the Bank measures impairment of such loans by reference to the fair value of the collateral.  Income on impaired loans is recognized on a cash-basis, and payments are first applied against the principal balance outstanding.

Loan origination fees and direct loan origination costs are capitalized and recognized as an adjustment of the yield of the related loans.

Interest Bearing Deposits

Interest bearing deposits in banks have no maturity date and are carried at cost.

Allowance for Loan Losses

The Bank’s policy is to charge recognized loan losses to the allowance for loan losses and add recoveries on previously written off loans to the allowance.  The allowance is increased by provisions which are charged to operations.  The adequacy of the allowance for loan losses is determined by management after reviewing the composition and risk of the loan portfolio, trends in loan volume by category, delinquencies, economic conditions, the Bank’s previous loan loss experience and other related matters.  The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower’s ability to pay.  The allowance for loan losses is based on estimates, and ultimate losses, if any, may vary from the current estimates.

Accounting principles generally accepted in the United States of America require that the impairment of loans that have been separately identified for evaluation be measured based on the present value of expected future cash flow or, alternatively, the observable market price of the loans or the fair value of the collateral.  For those loans that are collateral dependent (that is, if repayment of the loan is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is based on the fair value of the collateral.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Management believes that the allowance for loan losses is adequate.  While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require additions to the allowance based on their judgments about information available to them at the time of their examination.

Bank Premises and Equipment

Bank premises and equipment are stated at cost.  Depreciation and amortization are computed principally by accelerated methods over the estimated useful lives of the properties.  The estimated useful lives for computing depreciation and amortization are as follows:

Years
Land improvements	10
Buildings and improvements	15 to 40
Furnishings and equipment	3 to 10
Automobiles	3
Leasehold improvements	5 to 20

When properties are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts with any resulting gain or loss reflected in income.  Expenditures for repairs, maintenance, and minor improvements are expensed in the year incurred.

Other Real Estate Owned

Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value less estimated costs to dispose at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, valuations are periodically performed by management and the real estate held for sale is carried at the lower of the new cost basis or fair value less cost to sell.  Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value.  Costs related to holding property are expensed.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a change of operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Advertising

Advertising costs are expensed as incurred.  Advertising expense was $70,955 and $68,997 for the years ended December 31, 2010 and 2009, respectively.

Deferred Income

Deferred income resulting from the sale of the Lexington Park Branch is being amortized over the life of the lease, which is 20 years.

Deferred Rent

Minimum rental payments and tenant allowances are recognized on a straight-line basis over the term of the lease, regardless of when payments are due.

Comprehensive Income (Loss)

General accounting principles for reporting comprehensive income, requires the reporting of comprehensive income in addition to net income from operations.  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income or loss.

Income Taxes

The Bank accounts for income taxes using the liability method.  Income taxes are provided based on earnings reported for financial statement purposes adjusted for permanent differences between items of income or expense reported in the financial statements and those reported for tax purposes.  Under the liability method, deferred income taxes are recognized for the estimated future tax effects of temporary differences in the bases of assets and liabilities measured at the enacted tax rates. A valuation allowance is recorded if, based upon the evidence available, it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The Bank has analyzed its income tax position using the criteria required for uncertain tax positions and concluded that there is no cumulative effect relating to the adoption of the standard.  In addition the Bank determined that as of December 31, 2010 and 2009, it has no material uncertain tax positions and no interest or penalties have been accrued.

Repurchase Agreements

The Bank routinely enters into repurchase agreements with customers.  As part of the repurchase agreements, the Bank uses marketable investment securities from its investment portfolio as collateral for the customer agreements.  The repurchase agreements bear interest at a market rate.

Fair Value of Financial Instruments

The Bank measures certain financial assets and liabilities at fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.  If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Bank's creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. Fair value measurements are further discussed in note 18.

Earnings Per Share

Basic earnings per share is calculated by dividing net earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share is calculated on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method.  Weighted average common shares and diluted common shares outstanding in 2010 and 2009 were 646,626, respectively.

Transfers of Financial Instruments

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

New Accounting Pronouncements

In January 2010, the FASB issued guidance that clarifies and requires new disclosures about fair value measurements.  The clarifications and requirement to disclose the amounts and reasons for significant transfers between Level 1 and Level 2, as well as significant transfers in and out of Level 3 of the fair value hierarchy, were adopted by the Bank during 2010.  The new guidance also requires that purchases, sales, issuances, and settlements be presented gross in the Level 3 reconciliation and that requirement is effective for fiscal years beginning after December 15, 2010 and for interim periods within those years, with early adoption permitted.  Note 18 - Fair Value Measurements reflects the amended disclosure requirements.  This new guidance only amends the disclosure requirements, and the adoption of this guidance did not have a significant impact on the Bank’s financial statements.

In January 2011, the FASB issued ASU No. 2011-01, “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20.”  The provisions of ASU No. 2010-20 required the disclosure of more granular information on the nature and extent of troubled debt restructurings and their effect on the Allowance for the period ending March 31, 2011.   The amendments in this ASU defer the effective date related to these disclosures, enabling creditors to provide those disclosures after the FASB completes its project clarifying the guidance for determining what constitutes a troubled debt restructuring.   Currently, that guidance is expected to be effective for interim and annual periods ending after June 15, 2011.  As the provisions of this ASU only defer the effective date of disclosure requirements related to troubled debt restructurings, the adoption of this ASU will have no impact on the Company’s statements of operations and financial condition.

In April 2011, the FASB issued ASU No. 2011-02, “A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.”  The provisions of ASU No. 2011-02 determine that in evaluating whether a restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both the restructuring constitutes a concession and the debtor is experiencing financial difficulties.  The amendments clarify the guidance on a creditor’s evaluation of whether it has granted a concession and a creditor’s evaluation of whether a debtor is experiencing financial difficulties.  The adoption if this ASU will have no material impact on the Bank’s consolidated statements of operations and financial condition.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009
NOTE 2 - GOING CONCERN

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. However, the events and circumstances described herein create a substantial doubt about the Bank’s ability to continue as a going concern.

The Bank has not achieved the required capital levels mandated by the Formal Agreement. To date the Bank’s capital preservation activities have included balance sheet restructuring that has included curtailed lending activity; reorganizing the securities portfolio to minimize the risk and related capital requirements; and reducing salaries and certain other noninterest expenses; the Bank has engaged external advisors and has pursued various capital enhancing transactions and strategies throughout 2009 and 2010. The operating loss for the year ended December 31, 2010 and the continuing level of problem loans have further eroded capital levels from December 31, 2009. There can be no assurance that any capital raising activities or other measures will allow the Bank to meet the capital levels required in the Formal Agreement. Banking regulators classify a bank as “critically undercapitalized” if it fails to meet a 2% capital leverage ratio. Under “prompt corrective action”, a critically undercapitalized bank must be placed in conservatorship or receivership within 90 days of such determinations unless the FDIC and appropriate regulators determine that other action would protect the deposit insurance fund. Noncompliance with the capital requirements of the Formal Agreement and the continued erosion of capital in the year ended December 31, 2010 may cause the Bank to be subject to further enforcement actions by the Regulators or the Commissioner, including potential regulatory receivership.

The financial statements do not include any adjustments that might be necessary if the Bank is unable to continue as a going concern.

NOTE 3 - CASH AND DUE FROM BANKS

The Bank is required by Regulation D of the Federal Reserve Act to maintain reserve balances with the Federal Reserve Bank principally based on deposits.  Balances maintained are included in cash and due from banks.  At December 31, 2010 and 2009, the required reserve balance was $67,000 and $4,395,000, respectively.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 4 - INVESTMENT SECURITIES

The amortized cost, unrealized holding gains and losses, and the fair value of investment securities at December 31, 2010 and 2009 are summarized as follows:

		December 31, 2010
	Amortized cost	Unrealized Gains	Unrealized Losses	Fair value
Investment Securities available for sale
U.S. Treasury Securities	$1,400,554	$1,360	$-	$1,401,914
Obligations of U.S. Government Agencies	13,329,957	7,891	(99,306)	13,238,542
Obligations of States and Political Subdivisions	18,366,192	65,197	(364,562)	18,066,827
Mortgage Backed Securities	38,814,522	181,556	(172,128)	38,823,950
Total	$71,911,225	$256,004	$(635,996)	$71,531,233

		December 31, 2009
	Amortized cost	Unrealized Gains	Unrealized Losses	Fair value
Investment Securities available for sale
U.S. Treasury Securities	$1,399,326	$4,322	$-	$1,403,648
Obligations of U.S. Government Agencies	16,764,615	181,643	(32,433)	16,913,825
Obligations of States and Political Subdivisions	16,577,742	157,178	(39,584)	16,695,336
Mortgage Backed Securities	42,155,017	442,648	(59,687)	42,537,978
Total	$76,896,700	$785,791	$(131,704)	$77,550,787

For the years ended December 31, 2010 and 2009, the Bank recognized gross realized gains on calls and sales of investment securities of $1,001,746 and $550,833, respectively.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The amortized cost and fair value of available for sale securities at December 31, 2010 and 2009, by contractual maturity, are shown below:

	December 31, 2010		December 31, 2009
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year or less	$8,882,329	$8,671,240	$13,262,780	$13,318,889
Due after one year through five years	36,892,295	37,169,678	34,805,314	35,332,596
Due after five years through ten years	19,912,401	19,693,916	18,096,301	18,151,015
Due after ten years	6,224,200	5,996,399	10,732,305	10,748,287
Total	$71,911,225	$71,531,233	$76,896,700	$77,550,787

At December 31, 2010 other investments included Federal Home Loan Bank stock of $555,600, Federal Reserve Bank stock of $549,700, Atlantic Central Bankers Bank shares of $207,500 and other association shares of $10,439. At December 31, 2009 other investments included Federal Home Loan Bank stock of $555,600, Federal Reserve Bank stock of $460,000, Atlantic Central Bankers Bank shares of $207,500 and other association shares of $10,439.

At December 31, 2010 and 2009, investment securities having an amortized cost of $29,154,443 and $24,056,586, respectively, were pledged as collateral for borrowings and certain government deposits as required by law.

The following table is a presentation of the aggregate amount of unrealized loss in investment securities as of December 31, 2010 and 2009.  The aggregate is determined by summation of all the related securities that have continuous loss at year end, and the length of time that the net loss has been realized is shown by terms of “less than 12 months” and “12 months and more.”  The fair value is the approximate market value as of year-end.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

	December 31, 2010
	Less than 12 months		12 months or more
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury Securities	$-	$-	$-	$-
Obligations of U.S. Government Agencies	10,211,826	(99,306)	-	-
Obligations of States and Political Subdivisions	9,501,698	(364,562)	-	-
Mortgage Backed Securities	14,825,057	(168,538)	1,020,530	(3,590)
Total temporarily impaired investment secruities	$34,538,581	$(632,406)	$1,020,530	$(3,590)

	December 31, 2009
	Less than 12 months		12 months or more
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Treasury Securities	$-	$-	$-	$-
Obligations of U.S. Government Agencies	3,459,295	(32,433)	-	-
Obligations of States and Political Subdivisions	2,725,007	(26,483)	389,553	(13,101)
Mortgage Backed Securities	9,672,154	(58,741)	370,968	(947)
Total temporarily impaired investment secruities	$15,856,456	$(117,657)	$760,521	$(14,048)

There are a total of 31 investment securities that have an unrealized loss as of December 31, 2010:  6 U.S. Government Agency Obligations, 15 Municipal Securities, and 10 Mortgage Backed Securities.  There were a total of 17 investment securities that had an unrealized loss as of December 31, 2009:  2 U.S. Government Agency Obligations, 6 Municipal Securities, and 9 Mortgage Backed Securities.    These unrealized losses relate principally to interest rate market conditions and do not reflect on the ability of the issuers to repay the obligations.  The Bank has the intent and the ability to hold these securities, classified as available-for-sale, for a period of time sufficient to allow for any anticipated recovery.  Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Bank does not have the intent to sell these mortgage backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Bank does not consider these securities to be other-than-temporarily impaired at December 31, 2010 and 2009.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Management evaluates securities for other than temporary impairment on at least a quarterly basis, and more frequently when economic or market concerns warrant such an evaluation.  Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

NOTE 5 - LOANS

At December 31, 2010 and 2009, loans consisted of the following:

	2010	2009
Real estate
Construction	$18,382,536	$18,888,174
Mortgages	187,518,834	197,487,210
Commercial	23,509,344	27,299,567
Consumer installment	4,774,913	5,277,883
	234,185,627	248,952,834
Less
Loan participations sold	17,846,104	17,644,214
Deferred loan fees (costs), net	(702,911)	(1,086,318)
Allowance for loan losses	6,925,590	6,191,001
	24,068,783	22,748,897
Loans, net	$210,116,844	$226,203,937

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Changes in the allowance for loan losses for the years ended December 31, 2010 and 2009 follow:

	2010	2009
Balance, beginning of year	$6,191,001	$2,589,790
Provision for loan losses	3,939,187	5,669,565
Loans charged off	(3,292,492)	(2,583,388)
Recoveries of loans charged off	87,894	515,034
Balance, end of year	$6,925,590	$6,191,001

Information about impaired loans as of and for the years ended December 31, 2010 and 2009, is as follows:

	2010	2009
Recorded investment in impaired loans not requiring an allowance for loan losses	$13,845,630	$3,937,906
Recorded investment in impaired loans requiring an allowance for loan losses	2,736,445	9,612,000
Recorded investment in impaired loans	$16,582,075	$13,549,906
Related allowance for loan losses	$852,178	$2,011,000

	2010	2009
Average impaired loans	$14,417,402	$12,594,569
Interest income recognized on impaired loans	333,060	373,436
Interest income recognized on a cash basis on impaired loans	-	-

Nonaccrual loans amounted to $14,972,147 and $9,723,309 at December 31, 2010 and 2009, respectively.  Loss of income from nonaccrual loans approximated $1,139,180 and $683,544 for the years ended December 31, 2010 and 2009, respectively.  Accruing loans, which were 90 days or more past due, totaled $0 and $273,949, as of December 31, 2010 and 2009, respectively.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Loans Modified in a Troubled Debt Restructuring

Loans are considered to have been modified in a troubled debt restructuring (“TDR”) when due to a borrower’s financial difficulties; the Bank makes certain concessions to the borrower that it would not otherwise consider.  Modifications may include interest rate reductions, principal or interest forgiveness, forbearance, and other actions intended to minimize economic loss and to avoid foreclosure or repossession of collateral.  Generally, a non-accrual loan that has been modified in a TDR remains on non-accrual status for a period of six months to demonstrate that the borrower is able to meet the terms of the modified loan.  However, performance prior to the modification, or significant events that coincide with the modification, are included in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual status at the time of the loan modification or after a shorter performance period.  If the borrower’s ability to meet the revised payment schedule is uncertain, the loan remains on non-accrual status.

As of December 31, 2009, the Bank did not have any loans that were modified in a TDR.  The Bank had three mortgage loans whose terms had been modified in a TDR of $3,805,045 as of December 31, 2010.  The loans modified in a TDR were primarily the result of either a modification of interest rates or an extension of maturity dates.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 6 - BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following at December 31, 2010 and 2009:

	2010	2009
Land and land improvements	$593,606	$593,606
Buildings and improvements	3,418,215	2,975,261
Furnishings and equipment	5,708,016	5,513,881
Automobiles	37,518	37,518
Leasehold improvements	1,237,555	1,228,327
Capitalized lease - building	278,394	278,394
Construction-in-progress	-	438,030
	11,273,304	11,065,017
Less accumulated depreciation	7,505,986	7,054,596
Less accumulated amortization	256,351	224,089
Bank premises and equipment, net	$3,510,967	$3,786,332

During 2010 and 2009, the Bank incurred amortization on the capitalized lease - building of $32,262 and $38,133, respectively.

NOTE 7 - OTHER REAL ESTATE OWNED

During 2010, the Bank foreclosed on three real estate properties originating from three borrowers. The outstanding principal balances of the loans totaled $7,091,352 at the time of their foreclosures. The Bank charged $1,723,724 to reduce the carrying value of the other real estate owned to their approximate fair values less costs to sell.

During 2010, the Bank sold eight of its foreclosed assets for $1,622,154.  There was a gain of $71,000 recorded on these sales. As of December 31, 2010 the Bank is pursuing opportunities to market the remaining foreclosed collateral for sale.

During 2009, the Bank foreclosed on four real estate properties originating from three borrowers. The outstanding principal balances of the loans totaled $3,215,126 at the time of their foreclosures. The Bank charged $1,394,034 to reduce the carrying value of the other real estate owned to their approximate fair values less costs to sell.
During 2009, the Bank sold two of its foreclosed assets for $1,651,490.  There were no gains or losses on these sales. As of December 31, 2009 the Bank is pursuing opportunities to market the remaining foreclosed collateral for sale.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 8 - DEPOSITS

Customer deposits at December 31, 2010 and 2009, consist of the following:

	2010	2009
Demand - noninterest bearing	$94,393,246	$89,578,462
Savings and NOW accounts
Interest checking	17,774,897	14,616,894
Money market demand deposits	14,811,429	13,440,559
Savings	48,713,051	44,158,883
	81,299,377	72,216,336
Certificates of deposit less than $100,000	51,653,448	61,449,929
Certificates of deposit over $100,000	43,739,611	54,303,656
	95,393,059	115,751,585
Other time deposits	22,071,868	22,207,851
Total interest bearing deposits	198,764,304	210,177,772
Total	$293,157,550	$299,756,234

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

At December 31, 2010, the expected scheduled maturities of certificate of deposits and other time deposits are as follows (in thousands):

2011	$65,828
2012	35,684
2013	8,957
2014	6,990
Thereafter	6
$117,465

NOTE 9 - OTHER SHORT TERM BORROWINGS

Other short-term borrowed funds consist of overnight repurchase agreements which are obligations to the Bank’s cash management customers.  As of December 31, 2010 and 2009, overnight repurchase agreements equaled $19,373,975 and $15,056,327, respectively.

NOTE 10 - INCOME TAXES

The components of income tax expense (benefit) for 2010 and 2009, are as follows:

	2010	2009
Current provision
Federal	$(189,033)	$125,070
State	(25,267)	6,837
	(214,300)	131.907
Deferred taxes
Federal	2,618,044	(1,060,245)
State	667,656	(235,898)
	3,285,700	(1,296,143)
	$3,071,400	$(1,164,236)

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The principal components of net deferred tax assets (liabilities) at December 31, 2010 and 2009, are as follows:

	2010	2009
Net operating loss carryforward	$774,425	$482,253
Bad debt deduction	2,303,770	2,420,318
Premium amortization	(2,663)	(2,531)
Deferred compensation	1,454,380	1,681,455
Deferred gain on sale of bank premises	81,043	90,443
Straight line rent	183,975	183,717
Nonaccrual interest income	284,138	133,798
Depreciation	183,127	84,126
Tax effect of unrealized gain on securities
available for sale	-	(222,390)
Other Real Estate Owned	281,029	-
Total temporary differences	5,543,224	4,851,189
Valuation allowance	(5,543,224)	(1,000,000)
Net deferred tax asset	$-	$3,851,189

The Bank has a net operating loss carry-forward available for income tax purposes of $1,926,007, which will begin to expire in 2030.

NOTE 11 - PENSION AND PROFIT-SHARING PLANS

The Bank sponsored a noncontributory, defined benefit pension plan, a defined contribution profit-sharing plan covering all of its qualified employees and a supplemental retirement benefit plan.  The Bank’s funding policy was to contribute amounts to the plans when deductible for Federal income tax purposes.

Pension Plan

The Pension Plan covered substantially all employees of the Bank who had completed one year of service and reached twenty-one years of age.  Employees with five or more years of vested service were entitled to annual pension benefits beginning at normal retirement age of sixty-five equal to the sum of .75% of final average earnings plus .60% of final average earnings in excess of covered compensation, multiplied by credited service not greater than thirty years.  The Pension Plan permitted early retirement at age 55 or over with the completion of five years of vesting service.  The annual early retirement benefit is the deferred vested benefit, reduced by one-half of 1% for each month the actual retirement date precedes the normal retirement date.  The normal form of pension benefit was a benefit payable during the lifetime of the retired participant and surviving spouse beneficiary.  As of December 31, 2010 and 2009, the Pension Plan owns 10,325 shares of the Holding Company valued at $271,031 and $162,619, respectively.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

On June 9, 2003, the Plan was amended so that all benefits accrued as of June 9, 2003 shall be frozen and no additional benefits shall accrue for any participants in the Plan.

Net periodic pension cost (income) for the Pension Plan is as follows:

	2010	2009
Net periodic pension (income) cost	$(96,069)	$19,545

The amounts of contributions and benefits paid from the Pension Plan are as follows:

	2010	2009
Employer contributions	$-	$-
Benefits paid	$152,568	$149,528
Projected benefit obligation	$3,740,701	$3,659,676
Plan assets at fair value	5,056,343	4,790,535
Funded status as of December 31	$1,315,642	$1,130,859
Accrued benefit recognized as other assets in the consolidated balance sheets	N/A	N/A

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Items not yet recognized as a component of net periodic pension costs:

	2010	2009
Transition obligation	$-	$-
Prior service cost	-	-
Net loss	974,823	1,063,537
	$974,823	$1,063,537

Assumptions used in determining net periodic pension costs for 2010 and 2009, are as follows:

	2010	2009
Discount rate	6.00%	6.00%
Earnings rate on invested assets	N/A	N/A
Rate of salary progression	N/A	N/A

Profit-Sharing Plan

The Profit-Sharing Plan covers all full-time employees of the Bank who have completed at least 1,000 hours of service.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).  Upon termination of service, a participant may elect to receive a lump-sum amount equal to the value of his or her account.  No contributions were made to this Plan for the years ended December 31, 2010 and 2009.  As of December 31, 2002, all benefits, rights and features of the Profit-Sharing Plan were merged into the Employee Stock Ownership Plan (see note 12).  Each participant’s closing account balance was merged into the Employee Stock Ownership Plan and the Profit-Sharing Plan ceased to exist.  As of December 31, 2010 and 2009, the Plan owns 8,584 shares of the Holding Company’s common stock valued at $225,330 and $135,198, respectively, and as of December 31, 2010 and 2009, the Plan invested $13,259 and $15,401, respectively, in a money market account with the Bank.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009
Supplemental Retirement Benefit Plan

The Bank has entered into a noncontributory, nonqualified supplemental retirement benefit plan with two executives of the Bank and one member of the Board of Directors.  In accordance with the supplemental retirement plans, the two executives and the director are entitled to an annual benefit upon retirement.  The annual benefit is adjusted based upon a comparison of the date of their retirement and the normal retirement age of sixty-five.

The net periodic pension costs, the amount of contributions and benefits paid as of December 31, 2010 and 2009 are as follows:

	2010	2009
Net periodic benefit cost	$214,897	$372,692
Participant contributions	$-	$-
Employer contributions	$-	$-
Benefit payments	$-	$-

The following table provides the amounts recognized in the consolidated statements of income and the funded status as of December 31, 2010 and 2009:

	2010	2009
Accrued benefit liability	$(2,011,312)	$(1,830,997)
Intangible asset	N/A	N/A
Accumulated other
comprehensive income	214,453	249,035
Net amount recognized	$(1,796,859)	$(1,581,962)
Projected benefit obligation	$2,011,312	$1,830,997
Unfunded status as of December 31	$(2,011,312)	$(1,830,997)

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Items not yet recognized as a component of net periodic pension costs:

	2010	2009
Prior service cost	$91,613	$125,968
Net loss	122,840	123,067
	$214,453	$249,035

Assumptions used in determining net periodic pension costs for 2010 and 2009 are as follows:

	2010	2009
Discount rate	6.00%	6.00%
Earnings rate on invested assets	N/A	N/A
Rate of salary progression	N/A	N/A

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 12 - EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1995, the Bank adopted an Employee Stock Ownership Plan (the Plan).  The purpose of the Plan is to enable full-time employees who have completed at least 1,000 hours of service, are at least 21 years of age and have been employed for at least one year to acquire stock ownership in the Bank.  Vesting in the Plan is based upon years of service under a schedule outlined in the Plan document, with full vesting reached upon 7 years of service.  Effective January 1, 2003, the Plan was amended in its entirety and is known as Maryland Bankcorp, N.A. KSOP (the KSOP).  The amendment provides the participants of the KSOP the opportunity to make elective salary deferrals.  All employees with a minimum of one year of service and 1,000 hours are eligible to participate in the KSOP.  Employees may contribute up to the maximum amount allowed by federal tax laws.  The Bank contributes 3 percent of the employees’ compensation (the Safe Harbor Contribution), regardless of the employees’ elective deferral.  In addition, the Bank will make matching contributions (the Matching Contribution) equal to $.40 for each dollar contributed by the employee up to a maximum of 5% of the employees’ pay.  The Safe Harbor Contribution for eligible employees is vested immediately.  The Matching Contribution vests to employees over a six year period.  The Bank may also make an additional discretionary contribution which will be allocated to eligible employees who complete at least 1,000 hours in the current plan year and are employed as of December 31, 2010.  This contribution is allocated to the Participants based on a formula in the KSOP’s plan documents.  The additional discretionary contribution vests to eligible employees over a seven year period.   Forfeitures of the matching contribution will be used to reduce the Bank’s contribution the following year.

In addition, the assets of the Plan as of January 1, 2003 were transferred over to the KSOP.  Each eligible Participant has a separate company stock account based upon their balance as of January 1, 2003.  The Participant’s balance is adjusted for additional purchases of stock, earnings on the Plan’s investments, and forfeitures of Bank stock for nonvested employees.

For the years ended December 31, 2010 and 2009, the Bank made contributions of $189,092 and $212,937, respectively, to the KSOP.

In the event a terminated KSOP participant desires to sell his or her shares of the Holding Company’s stock, the KSOP may be requested to purchase the shares from the participant at their fair value.  As of December 31, 2010 and 2009, the KSOP owns 53,742 and 55,257 shares, respectively, of the Holding Company’s common stock valued at $1,410,728 and $870,298, respectively, based upon the appraised fair market value, and the remaining funds of the KSOP, approximately $41,362 at December 31, 2010 and $48,938 at December 31, 2009, were invested in a money market account and certificate of deposit with the Bank.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

  NOTE 13 - PREFERRED STOCK

At a Special Shareholders Meeting held on December 3, 2008 the shareholders approved, by proxy or in person, an Amended and Restated Articles of Incorporation to authorize 5,000,000 shares of Preferred Stock, par value $0.01 per share and eliminate preemptive rights for holders of the Preferred Stock.  The primary objective in establishing a class of Preferred Stock and eliminating preemptive right for holders of Preferred Stock was to provide maximum flexibility with respect to a future financing transaction, including, but not limited to, the preparation for the possible participation in the Capital Purchase Program (CPP) established by the U.S. Treasury Department pursuant to the Emergency Economic Stabilization Act of 2008.  Maryland Bankcorp, Inc. initially filed an application to participate in the CPP but subsequently, the Board of Directors has elected to withdraw the application due to the emergence of details of the government investment program. As of December 31, 2010 and 2009, there are no shares of Preferred Stock issued or outstanding.

  NOTE 14 - LEASE OBLIGATIONS

As of December 31, 2010, the Bank leases eight locations from which it conducts business.  In 1998, the Bank sold three bank branches which were subsequently leased back to the Bank under a sale-leaseback agreement.  The Bank sold the Lexington Park, Solomons Island and Bryans Road branch locations for $750,000, $450,000 and $450,000, respectively.  The Bank incurred a gain of $574,561 on the sale of the Lexington Park branch, which has been deferred and is being amortized over the lease term of twenty years.  The Bank incurred a loss on the sale of the Solomons Island and Bryans Road branches of $196,846, and $20,000 of such loss, representing the difference between the appraised value and sales price of the Bryans Road branch, has been deferred.  The three leases entered into in 1998 were operating leases that call for monthly lease payments of $11,068, $4,556 and $7,707, respectively, and expire in 2018.  In August 2007, the Bank executed a five-year lease agreement extension for the Fort Washington branch location.  Monthly payments of $5,367, with annual increases, are due through August 2012.  In March 2005, after completion of rebuilding the LaPlata Branch property that was destroyed in the 2002 tornado, the Bank entered into a lease that requires initial monthly payments of $6,062, adjusted annually for CPI and reimbursement of CAM charges, which expires in 2020.  The California branch is under a written agreement which is considered a capital lease.  The capital lease is payable at $4,036 monthly and expires April 2011.  The interest rate implicit in the capital lease is 13.52%.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

On June 1, 2000, the Bank sold the Prince Frederick branch, which was subsequently leased back to the Bank under a sale-leaseback agreement.  The branch location was sold for $950,000 and the Bank realized a gain of $6,055, which will be deferred over the life of the lease.  The lease entered into is being accounted for as an operating lease that calls for monthly lease payments of $9,513 and expires May 31, 2020.

On January 24, 2001, the Bank commenced a lease for a branch with Wal-Mart Corporation in LaPlata, Maryland.  The initial term of the lease is for five years with monthly payments of $1,000.  The lease has two optional five-year renewals.  In January 2006, the Bank renewed the lease for a period of five years.  The lease is being accounted for as an operating lease.  On December 27, 2010 the lease agreement was extended to April 30, 2011, and the branch will be closed for operations at that time.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Future minimum payments under capital leases and noncancelable operating leases at December 31, 2010, for the following five years and thereafter, are as follows:

	Capital lease	Operating leases
2011	$11,726	$555,781
2012	-	566,486
2013	-	506,465
2014	-	519,147
2015	-	532,207
Thereafter	-	1,943,179
Total minimum lease payments	$11,726	$4,623,265
Less amount representing interest	(255)
Present value of net minimum lease payments	$11.471

Rent expense was $576,666 and $566,078 for 2010 and 2009, respectively.

NOTE 15 - LINE OF CREDIT

On December 30, 2009, the Holding Company obtained a line of credit note of $3,500,000 from Atlantic Central Bankers Bank. This line of credit is secured by capital stock of the Bank and accrues interest equal to the greater of 4.75% or the prime rate charged by large commercial banks as reported in the Wall Street Journal. Monthly payments of interest only commence on February 1, 2010 and the principal balance matures on December 30, 2011, with the option to extend an additional year.  As of December 31, 2010 and 2009, the amount drawn on the line of credit totals $3,318,295 and $3,167,500, respectively.

NOTE 16 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, loans are made to Directors, Officers, and employees of the Bank and their affiliates.  In management’s opinion, these loans are consistent with sound banking practices, are within regulatory lending limitations and do not involve more than normal risk of collectability.  Loans outstanding, both direct and indirect, to Directors and policy-making Officers and employees total $4,859,117 and $5,790,429 at December 31, 2010 and 2009, respectively.  The Directors, Officers, and employees maintained deposits with the Bank of approximately $13,362,098 and $15,323,256 at December 31, 2010 and 2009, respectively.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Included in the lease discussion in note 14 are leases in four branch offices from entities in which Directors have beneficial interests.  One lease is classified as a capital lease in the financial statements and requires annual payments of $48,432 for the years 1993 through 2011.  The other three leases are operating leases and require annual payments as follows: $125,158 through year 2018, $51,351 through year 2018 and $114,152 through year 2020, respectively.  In management’s opinion, the annual rental and lease fees are competitive with prevailing costs for similar office space.

On December 15, 2008, the Holding Company received a $2,000,000 unsecured loan from an affiliated shareholder.  The loan is for five years with a maturity date of December 15, 2013 at which time a “balloon payment” of the entire indebtedness then remaining unpaid is required.  The rate of interest is equal to 7% with interest payable semi-annually.  Interest expense for the year ended December 31, 2010 and 2009 was $139,162 and $140,365, respectively.

NOTE 17 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business.  These financial instruments include mortgage loan commitments, unfunded construction loans, undisbursed lines of credit, unused lines of credit related to check loans, and standby letters of credit.  These instruments involve, to various degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.  The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contract or notational amount of the financial instrument.  The Bank uses the same credit policies in making commitments for off-balance sheet financial instruments as it does for on-balance sheet financial instruments.  Financial instruments with off-balance sheet risk are as follows at December 31, 2010 and 2009:

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

	2010	2009
Mortgage loan commitments	$914,066	$1,139,424
Construction loans to be funded	6,717,506	12,862,996
Undisbursed lines of credit	3,332,181	9,231,098
Undisbursed lines of credit-check loans including home equity	4,299,391	4,441,323
Standby letters of credit	3,721,507	2,686,136
	$18,984,651	$30,360,977

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses.  The Bank evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation of the counter-party.  Collateral held varies but generally may include cash, marketable securities, and property.

NOTE 18 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The framework for measuring fair value requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.

The valuation techniques required by the new provisions are based upon observable and unobservable inputs.  Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Bank’s assumptions about market participant assumptions based on best information available.  Observable inputs are the preferred source of values.  These two types of inputs create the following fair value hierarchy:

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Securities Available for Sale - U.S. Treasury securities are reported at fair value utilizing Level 1 inputs. Other securities classified as available for sale are reported at fair value utilizing Level 2 inputs. For these securities, the Bank obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The following table summarizes the Bank’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and 2009 respectively, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
2010
Securities available for sale	$1,401,914	$70,129,319	$-	$71,531,233
2009
Securities available for sale	$1,403,648	$76,147,139	$-	$77,550,787

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and liabilities measured at fair value on a nonrecurring basis include the following as of December 31, 2010 and 2009, respectively:

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
2010
Impaired loans	$-	$2,736,445	$-	$2,736,445
Other real estate owned, net	$-	$5,042,730	$-	$5,042,730
2009
Impaired loans	$-	$9,612,000	$-	$9,612,000
Other real estate owned, net	$-	$1,257,000	$681,715	$1,938,715

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Impaired Loans - Certain impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral.  Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.  During 2010 and 2009, certain impaired loans were remeasured and reported at fair value through a specific valuation allowance allocation of the allowance for possible loan losses based upon the fair value of the underlying collateral.

Other Real Estate Owned - Foreclosed real estate assets have been valued using a market approach. The values were determined using market prices of similar real estate assets and were valued in accordance with standards for accounting for the impairment or disposal of long-lived assets. Foreclosed real estate assets which have been valued using a market approach and subsequently adjusted for estimated market changes are valued under Level 3.

Generally accepted accounting principles for fair value of financial instruments requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or nonrecurring basis.  The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above.  The estimated fair value approximates carrying value for cash and cash equivalents, accrued interest and the cash surrender value of life insurance policies.  The methodologies for other financial assets and financial liabilities are discussed below:

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments approximate their fair value.

Federal Funds Sold - The carrying amounts of federal funds sold approximate their fair value.

Investment Securities - Fair value for investment securities are based on quoted market prices or dealer quotes.

Loans - The estimated fair value approximates carrying value for variable-rate loans that reprice frequently and with no significant change in credit risk.  The fair value of fixed-rate loans and variable-rate loans which reprice on an infrequent basis is estimated by discounting future cash flows using the current interest rates at which similar loans with similar terms would be made to borrowers of similar credit quality.  Nonperforming loans, if any, would have an assumed interest rate of 0%.  An overall valuation adjustment is made for specific credit risks as well as general portfolio credit risk.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

Accrued interest receivable - The carrying amount approximates the fair value of accrued interest, considering the short-term nature of the receivable and its expected collection.

Deposits - The estimated fair value approximates carrying value for demand deposits. The fair value of fixed-rate deposit liabilities with defined maturities is estimated by discounting future cash flows using the interest rates currently offered for deposits of similar remaining maturities. While the Bank’s core deposits provide a relatively stable, low-cost funding source that has a substantial intangible value separate from the value of the deposit balances, these estimated fair values do not include the intangible value of core deposit relationships, which comprise a significant portion of the Bank’s deposit base.

Short Term Borrowings - The estimated fair value approximates carrying value for short-term borrowings due to their variable interest rates.

Accrued Interest Payable and Other Liabilities - The carrying amount approximates the fair value of accrued interest payable and other liabilities, considering the short-term nature of the payable and expected payment.

Off-Balance Sheet Instruments - Fair value for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

For the off-balance sheet financial instruments described above, there is no difference between the fair value and the estimated exposure value.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

The estimated fair value of the Holding Company’s financial instruments as of December 31, 2010 and 2009 is as follows:

	December 31, 2010 Amounts in thousands		December 31, 2009 Amounts in thousands
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and cash equivalents	$7,587	$7,587	$8,572	$8,572
Fed funds sold	7,712	7,712	2,910	2,910
Interest-bearing deposits	22,519	22,519	10,010	10,010
Investment securities	72,854	72,854	78,784	78,784
Loans, net	210,117	218,423	226,204	234,800
	$320,789	$329,095	$326,480	$335,076

	December 31, 2010 Amounts in thousands		December 31, 2009 Amounts in thousands
	Carrying amount	Fair value	Carrying amount	Fair value
Financial liabilities
Deposits	$293,158	$294,096	$299,756	$301,284
Short-term borrowings	19,374	19,368	15,056	15,056
Line of credit	3,318	3,318	3,168	3,168
Due to affiliate	2,000	2,000	2,000	2,000
Capital lease obligations	11	11	55	60
	$317,861	$318,793	$320,035	$321,568

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 19 - PARENT COMPANY FINANCIAL INFORMATION

Financial information pertaining only to Maryland Bankcorp, Inc. is as follows:

BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS
Cash held at bank subsidiary	$25,715	$749,474
Investments in subsidiary	24,525,212	30,514,534
Other assets	-	6,629
Due from subsidiary	-	250
Total assets	$24,550,927	$31,270,887

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Dividend payable	$-	$37
Line of credit	3,318,295	3,167,500
Due to affiliate	2,000,000	2,000,000
Interest payable	6,003	6,610
Accrued expenses	-	232

STOCKHOLDERS' EQUITY	19,226,629	26,096,508

Total liabilities and stockholders' equity	$24,550,927	$31,270,887

STATEMENTS OF OPERATIONS

	Year ended December 31, 2010	Year ended December 31, 2009
Equity in undistributed income of subsidiary	$(5,571,973)	$(3,724,400)
Other expense	(310,556)	(107,377)
Net (loss) income	$(5,882,529)	$(3,831,777)

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

	Year ended December 31, 2010	Year ended December 31, 2009
Cash flows from operating activities
Net (loss) income	$(5,882,529)	$(3,831,777)
Equity in undistributed income of subsidiary	5,571,973	3,724,400
Decrease in due from subsidiary	250	355
Decrease in other assets	6,629	3,725
Decrease in accrued expenses	(840)	(3,510)
Net cash used in operating activities	(304,517)	(106,807)
Cash flows from investing activities
Proceeds from maturities of time deposit	-	2,315,000
Purchase of Maryland Bank and Trust stock	(570,000)	(4,819,766)
Cash dividends paid on common stock	(37)	(568)
Net cash used in investing activities	(570,037)	(2,505,334)
Cash flows from financing activities Proceeds from note payable	150,795	3,167,500
Net cash provided by financing activities	150,795	3,167,500
NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS	(723,759)	555,359
Cash and cash equivalents at beginning of year	749,474	194,115
Cash and cash equivalents at end of year	$25,715	$749,474

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 20 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by Federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Bank’s financial statements.  The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The Bank’s capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Tier 1, risk-based capital to total average assets, and minimum ratios of Tier 1, total risk-based capital to risk-weighted assets.  Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to assets ratio (leveraged ratio).  The Bank’s required and actual capital ratios at December 31, 2010 and 2009, are presented in the following table:

	2010		2009
	Actual	Minimum requirements	Actual	Minimum requirements
Tier 1 risk-based capital	12.01%	12.00%	13.20%	12.00%
Total risk-based capital	13.28%	14.00%	14.47%	14.00%
Tier 1 leverage capital	7.40%	8.00%	8.93%	8.00%

During 2005, the Bank underwent an examination conducted by the Office of the Comptroller of the Currency (the OCC).  The final written report of examination has been received by management of the Bank and has been reviewed and signed by its Board of Directors.

As a result of that examination, the Bank formally agreed to among other things, improve credit administration process, commercial loan underwriting and loan asset quality, conforming loan risk rating classifications to the regulatory commercial credit classification definitions and evaluating the allowance for loan losses due to changes in classifications, improving compliance with regulatory and policy requirements (Bank Secrecy Act and Regulation O issues) and improving Board committee structure and processes and personnel management.  Management and the Board will report to the regulators throughout the year on the progress of each specific recommendation.  The Formal Agreement was signed by the Board of Directors on February 10, 2006.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

As a result of the Formal Agreement, the Bank is required to immediately and thereafter maintain higher than normal risk-based and leverage capital minimums as follows: Tier 1 risk-based capital of 12.00%; Total risk-based capital of 14.00% and Tier 1 leverage capital of 8.00%.  Due to these minimum requirements, the Bank is no longer designated as well capitalized.  As of December 31, 2010 the Bank is below the minimum requirements for total risk based capital and Tier 1 leverage capital.  See note 24 for discussion of merger.  In addition, further examinations have also indicated noncompliance with certain terms of the Formal Agreement.

NOTE 21 - CONCENTRATIONS

In accordance with the Concentrations in Commercial Real Estate (CRE) Lending Sound Risk Management Practices Guideline dated January 9, 2006, the Bank has a concentration in CRE.  For year-end December 31, 2010 at 105.06% the Bank’s total for construction, land development and other land exceeds the 100% of Capital guideline.  In addition, at 351.95% the Bank’s total secured by multifamily and nonresidential properties and loans for construction/land development exceeds the 300% of Capital guideline.

NOTE 22 - COMMITMENTS AND CONTINGENCIES

The Bank has a deferred compensation agreement with two executive officers, which provides benefits payable through 2021 and 2027, respectively.  During the year ended December 31, 2010 and 2009, the present value of the deferred compensation payable which has been accrued under this agreement is $717,013 and $755,667, respectively.  During 1998, the Board of Directors approved supplemental pensions for three additional officers.  During the years ended December 31, 2010 and 2009, the present value of the supplemental pensions which has been accrued under these agreements is $1,171,252 and $1,081,156, respectively.

Financial instruments, which potentially subject the Bank to concentration of credit risk, consist principally of loans.  With respect to the loans, the Bank has loans totaling approximately $60,204,964 to residential real estate owners, $19,269,339 to lessors of residential real estate, and $16,187,192 to lessors of nonresidential buildings activities principally occurring in St. Mary’s, Charles and Calvert Counties, Maryland.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

On September 1, 2010, the Holding Company entered into a definitive merger agreement, as amended on September 30, 2010 (the Merger Agreement), with Old Line Bancshares, the holding company for Old Line Bank, pursuant to which the Holding Company will merge with and into Old Line Bancshares (the Merger), with Old Line Bancshares being the surviving corporation.  The Merger Agreement also provides that upon the consummation of the merger, the Bank will merge with and into Old Line Bank, with Old Line Bank as the surviving institution (the Bank Merger).  At the effective time of the Merger, the board of directors of Old Line Bancshares will be increased by two (2) directors and two (2) of the current directors of the Holding Company selected by the board of directors of the Holding Company, with the approval of Old Line Bancshares’ board of directors, will be added to the board of directors of Old Line Bancshares and Old Line Bank.

Under the terms of the Merger Agreement, stockholders of the Holding Company will receive stock of Old Line Bancshares or cash (subject to the proration) for each of their shares of the Holding Company with a value generally equal to the aggregate consideration to be paid in the merger ($20,000,000, subject to adjustment) divided by the number of outstanding shares of common stock of the Holding Company.

NOTE 23 - RISKS AND UNCERTAINTIES

In the normal course of its business the Bank encounters two significant types of risk: economic and regulatory.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or on different bases, than its interest-earning assets.  Credit risk is the risk of default on the Bank’s loan portfolio that results from borrowers’ inability or unwillingness to make contractually required payments.  Market risk reflects changes in the value of collateral underlying loans and investments.

The Bank is subject to the regulations of various government agencies.  These regulations can and do change significantly from period to period.  The Bank will also undergo periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuation, amounts of required loss allowances and operating restrictions resulting from regulators’ judgments based on information available to them at the time of their examinations.

In the normal course of business, the Holding Company and its subsidiary are involved in various legal proceedings.  The Bank is currently in litigation with a customer who contends to having materially false representations made to him by the Bank and its representatives.  In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Holding Company’s consolidated financial statements.

Maryland Bankcorp, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2010 and 2009

NOTE 24 - SUBSEQUENT EVENTS

Events that occur after the consolidated balance sheet date but before the consolidated financial statements were available to be issued must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the consolidated balance sheet date are recognized in the accompanying consolidated financial statements.  Subsequent events which provide evidence about conditions that existed after the consolidated balance sheet date require disclosure in the accompanying notes.  Management evaluated the activity of Maryland Bankcorp, Inc. and Subsidiary through May 6, 2011 (the date the financial statements were available to be issued) and concluded that no subsequent events, other than those noted below have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

On March 16, 2011, the Federal Reserve Bank of Richmond, acting under authority delegated by the Board of Governors of the Federal Reserve System and having considered the relevant statutory factors, approved the application by Old Line Bancshares, Inc., Bowie, Maryland, to acquire the Holding Company.

On April 1, 2011, Old Line Bancshares, Inc. the parent company of Old Line Bank, announced the completion of its acquisition of the Holding Company, the parent company of the Bank.